UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2020

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FTSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.  Material Modification to Rights of Security Holders.

As previously disclosed, on September 22, 2020, FTS International, Inc. (the “Company”), FTS International Services, LLC, and FTS International Manufacturing, LLC filed petitions for voluntary relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

The information set forth below in Item 8.01 of this Current Report on Form 8-K regarding the Order (A) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock and (B) Granting Related Relief [Docket No. 106] (the “NOL Order”) is incorporated herein by reference.

Item 8.01. Other Events.

On September 24, 2020, the Bankruptcy Court entered the NOL Order. The NOL Order establishes certain notification and hearing procedures (the “Procedures”) related to certain purchases, sales, and other transfers of the Company’s existing common stock in order to preserve and protect the potential value of the Company’s existing and future net operating losses and certain other of the Company’s tax attributes. The Procedures, among other things, restrict certain transactions involving, and require notices of the holdings of and proposed transactions by, any person or entity that is or, as a result of such a transaction, would become a Substantial Shareholder (as defined below) of common stock. For purposes of the Procedures, a “Substantial Shareholder” is any entity or individual person that has beneficial ownership (as determined in accordance with applicable rules under the Internal Revenue Code of 1986, as amended) of, after taking into account certain options or other similar rights to acquire beneficial ownership of common stock, at least 242,138 shares of common stock (representing approximately 4.5% of all issued and outstanding shares of the Company’s common stock as of the petition date of the Chapter 11 Cases). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the NOL Order by the Bankruptcy Court. Any prohibited transfer of stock would be null and void ab initio and will result in remedial actions and such other (or additional) measures as the Bankruptcy Court may deem appropriate.

The foregoing description of the NOL Order does not purport to be complete and is qualified in its entirety by reference to the NOL Order and the Procedures, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Order (A) Approving Notification and Hearing Procedures for Certain Transfers of Common Stock and (B) Granting Related Relief [Docket No. 106].

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

	By:	/s/ Jennifer Keefe
Name: Jennifer Keefe
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: September 25, 2020